UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2011

The Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

485 Lexington Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(917) 778-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                          Submission of Matters to a Vote of Security Holders.

The Travelers Companies, Inc. (“Travelers”) held its annual meeting of shareholders on May 26, 2011.  For more information on the following proposals submitted to shareholders, see Travelers’ proxy statement dated April 12, 2011 filed with the Securities and Exchange Commission.  Below are the final voting results.

Item 1 — Election of Directors

Name	Votes For	Votes Against	Votes Withheld	Broker Non-Votes

Alan L. Beller	322,271,974	1,265,798	379,780	39,037,664
John H. Dasburg	319,798,182	3,752,312	367,058	39,037,664
Janet M. Dolan	322,271,831	1,287,101	358,620	39,037,664
Kenneth M. Duberstein	308,639,467	14,886,350	391,735	39,037,664
Jay S. Fishman	318,025,136	5,474,376	418,040	39,037,664
Lawrence G. Graev	315,578,140	7,954,845	384,567	39,037,664
Patricia L. Higgins	321,857,729	1,694,784	365,039	39,037,664
Thomas R. Hodgson	320,702,917	2,838,061	376,574	39,037,664
Cleve L. Killingsworth, Jr.	315,380,325	8,099,161	438,066	39,037,664
Donald J. Shepard	322,027,265	1,509,276	381,011	39,037,664
Laurie J. Thomsen	322,550,722	965,412	401,376	39,037,664

Item 2 — Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
358,013,514	4,555,828	385,874	0

Item 3 — Non-Binding Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
259,009,964	62,783,575	2,124,013	39,037,664

Item 4 — Non-Binding Vote on the Frequency of Future Votes on Executive Compensation

Votes for 3 Years	Votes for 2 Years	Votes for 1 Year	Votes Abstained	Broker Non-Votes
100,960,988	2,594,024	219,211,078	1,151,462	39,037,664

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2011	THE TRAVELERS COMPANIES, INC.

	By:	/s/ Matthew S. Furman
		Name:	Matthew S. Furman
		Title:	Senior Vice President